Exhibit 23.1

Deloitte & Touche LLP

1100 Carillon Building

227 West Trade Street

Charlotte, NC 28202

USA

Tel: 704-887-1500

Fax: 704-887-1570

www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form 8-K of our report dated March 3, 2006, relating to the consolidated financial statements of US LEC Corp. and subsidiaries, and of our report dated March 3, 2006 relating to the consolidated financial statement schedule appearing elsewhere in this Form 8-K.

/s/ DELOITTE & TOUCHE LLP

March 2, 2007